Exhibit 15.2

Consent of Beijing DHH Law Firm

We hereby consent to the references to us by E-Commerce China Dangdang Inc. (the “Company”) under the headings “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure and Restrictions on Our Industry” and “Item 4. Information on the Company—C. Organizational Structure” and in the notes to the consolidated financial statements of the Company included in the annual report on Form 20-F of the Company for the year ended December 31, 2014 (the “Annual Report”), and further consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-171527) pertaining to the 2004 Share Incentive Plan and the 2010 Share Incentive Plan of the Company of the summary of our opinion under the headings “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure and Restrictions on Our Industry” and “Item 4. Information on the Company—C. Organizational Structure” and in the notes to the consolidated financial statements of the Company included in the Annual Report.

Yours faithfully,

/s/ Beijing DHH Law Firm

Beijing DHH Law Firm

April 29, 2015